UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): 8/11/2008

Federal Home Loan Bank of Indianapolis

(Exact name of registrant as specified in its charter)

Commission File Number: 000-51404

Federally Chartered Corporation	35-6001443
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

8250 Woodfield Crossing Boulevard

Indianapolis, IN 46240

(Address of principal executive offices, including zip code)

(317) 465-0200

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The Federal Home Loan Bank of Indianapolis (the “Bank”) obtains most of its funds from the sale of debt securities, known as consolidated obligations, in the capital markets. Consolidated obligations, which consist of bonds and discount notes, are by regulation the joint and several obligations of the twelve Federal Home Loan Banks. The Federal Home Loan Banks are regulated by the Federal Housing Finance Board (the “Finance Board”) and the Finance Board regulations authorize the Finance Board to require any Federal Home Loan Bank to repay all or a portion of the principal of or interest on consolidated obligations for which another Federal Home Loan Bank is the primary obligor. Consolidated obligations are sold to the public through the Office of Finance, a joint office of the Federal Home Loan Banks, using authorized security dealers. Consolidated obligations are backed only by the financial resources of the twelve Federal Home Loan Banks and are not guaranteed by the United States government.

Schedule A sets forth all consolidated obligation bonds committed to be issued by the Federal Home Loan Banks, for which the Bank is the primary obligor, on the trade dates indicated. Schedule A also includes any consolidated bonds with a remaining maturity in excess of one year, if any, for which we have assumed the primary repayment obligation from another Federal Home Loan Bank.

We may elect to change our method or reporting information on the issuance or assumption of consolidated obligations at any time. In reviewing the information in this Current Report, please note:

•	although consolidated obligations issuance is material to the Bank, we have not made a judgment as to the materiality of any particular consolidated obligation or obligations;

•

Schedule A does not address any interest-rate exchange agreements (or other derivative instruments) into which we may enter or have entered as a result of our asset and liability management strategies and that may be associated, directly or indirectly, with one or more of the reported consolidated obligations;

•

Schedule A will not enable a reader to track changes in the total consolidated obligation bonds outstanding for which we are the primary obligor because Schedule A generally excludes consolidated obligation discount notes (which have a maturity of one year or less) and does not reflect whether the proceeds from the issuance of the reported consolidated obligations will be used to, among other things, satisfy called or maturing consolidated obligations. We will report the total consolidated obligations outstanding for which we are the primary obligor in our periodic reports filed with the Securities and Exchange Commission;

•

the principal amounts reported on Schedule A represent the principal amount of the reported consolidated obligations at par, which may not correspond to the amounts reported in our financial statements prepared in accordance with generally accepted accounting principles contained in our periodic reports filed with the Securities and Exchange Commission, because the par amount does not account for, among other things, any discounts, premiums or concessions; and

•

Schedule A does not describe types and styles of consolidated obligations that are not issued on behalf of, or assumed by, the Bank as primary obligor, but that may be issued on behalf of other Federal Home Loan Banks as primary obligors.

Item 9.01.	Financial Statements and Exhibits

Schedule A

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal Home Loan Bank of Indianapolis

Date: August 14, 2008	By:	/s/ LAURA L. DICIOCCIO
Laura L. DiCioccio Vice President - Funding and Derivatives Manager

Date: August 14, 2008	By:	/s/ KAREN K. COLVILLE
Karen K. Colville Assistant Vice President - Senior Funding Portfolio Manager

Exhibit Index

Exhibit No.	Description
EX-99.1	Schedule A